Exhibit 15.2

Accountants’ Acknowledgement

We acknowledge the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-119860 and 333-51849) of MGP Ingredients, Inc. (Company) of our report dated April 29, 2005, included with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.  Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

/s/ BKD, LLP

Kansas City, Missouri
May 9, 2005